Exhibit 10.31.12
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, effective as of February 22, 2007 and in order to permit the Board of Directors of Federated Department Stores, Inc. (the sponsor of the Plan) to delegate to any committee of the Board the right to amend the Plan, by deleting the current paragraph (b) of Plan Section 13.4.1 and substituting for it the following paragraph (b).
     (b) In addition to the procedure for amending the Plan set forth in paragraph (a) above, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Federated and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to either (1) any committee of the Board (for purposes of this paragraph (b), a “Board committee”), including any Executive Committee or Compensation Committee of the Board, or (2) any officer of Federated the authority to amend the Plan.
               (i) Such resolutions may either grant the applicable Board committee or officer (as the case may be) broad authority to amend the Plan in any manner the Board committee or the officer deems necessary or advisable or may limit the scope of amendments the Board committee or the officer may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service.
               (ii) In the event of any such delegation to amend the Plan that is given a Board committee, the Board committee shall amend the Plan by having prepared an amendment to the Plan which is within the scope of amendments which it has authority to adopt and causing such amendment to be signed on Federated and its behalf by any member of the Board committee or by any officer or other employee of Federated. In the event of any such delegation to amend the Plan that is given an officer of Federated, the officer shall amend the Plan by having prepared and signing on behalf of Federated an amendment to the Plan which is within the scope of amendments which he or she has authority to adopt.
               (iii) Any delegation to amend the Plan that is effected pursuant to the provisions of this paragraph (b) may be terminated at any time by later resolutions adopted by the Board. Further, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (a) above.
[Signature Page Of Plan Amendment Is Following Page]

     IN ORDER TO EFFECT THE FOREGOING PLAN REVISION, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES, INC.

By: /s/ David W. Clark
Title: Senior Vice President, Human Resources
Date: June 7, 2007